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AIRCRAFT AND/OR ENGINE
MAINTENANCE SERVICES AGREEMENT
_______________________________________________

Dated as of December 24, 2013
by and between

BALTIA AIR LINES, INC.

and

KALITTA AIR, LLC d/b/a KALITTA MAINTENANCE

Agreement No. ____

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INDEX

ARTICLE	HEADING
ARTICLE 1
ARTICLE 2
ARTICLE 3
ARTICLE 4
ARTICLE 5
ARTICLE 6
ARTICLE 7
ARTICLE 8
ARTICLE 9
ARTICLE IO
ARTICLE 11
ARTICLE 12
ARTICLE 13
ARTICLE 14
ARTICLE 15
ARTICLE 16
ARTICLE 17
ARTICLE 18
ARTICLE 19
ARTICLE 20
DEFINITIONS
ENGAGEMENT
TERMS OF AGREEMENT
SCOPE OF THE SERVICES
PARTS, MATERIAL, SUPPLIES
REGULATORY REQUIREMENTS
OUTSIDE SERVICES
DELIVERY, ACCEPTANCE AND REDELIVERY
CHARGES AND PAYMENTS
WARRANTIES
RELEASE AND INDEMNIFICATION
INSURANCE
DEFAULT AND REMEDIES
DELAYS
TAXES
RECORDS
NON-LIABILITY OF INDIVIDUALS
CUSTOMER'S REPRESENTATIVES
NON-DISCLOSURE/NON-SOLICITATION
MISCELLANEOUS

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INDEX TO EXHIBITS

EXHIBIT	EXHIBIT HEADING
EXHIBIT 1 EXHIBIT 2 EXHIBIT 3 EXHIBIT 4 EXHIBIT 5 EXHIBIT 6 EXHIBIT 7 EXHIBIT 8 EXHIBIT 9 EXHIBIT 10 EXHIBIT 11 EXHIBIT 11.1 EXHIBIT 12 EXHIBIT 12.1	WORK AUTHORIZATION FORM
SCHEDULE OF CHARGES
MODIFICATION OF WORK SCOPE REQUEST
AIRCRAFT DELIVERY RECEIPT
AIRCRAFT REDELIVERY RECEIPT
ENGINE DELIVERY RECEIPT
ENGINE REDELIVERY RECEIPT
MISCELLANEOUS EXPENDABLE MATERIAL &SUPPLIES (MSP) LIST
INVENTORY LIST OF CUSTOMER PROVIDED PARTS
FUELING SERVICES ADDENDUM
KALITTA REQUIRED INSURANCE
KALITTA CERTIFICE OF INSURANCE
CUSTOMER REQUIRED INSURANCE
CUSTOMER CERTIFICATE OF INSURANCE

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AIRCRAFT AND/OR ENGINE MAINTENANCE
SERVICES AGREEMENT

THIS AIRCRAFT AND/OR ENGINE MAINTENANCE SERVICES AGREEMENT is made as of the 23rd day of December 2013 between Baltia Air Lines, Inc., a New York Corporation, having its registered office at 63-25 Saunders Street, Rego Park, NY I 1374 (hereinafter referred to as "CUSTOMER"), and KALITTA AIR, L.L.C. (d/b/a KALITTA MAINTENANCE), a Michigan limited liability company having its registered office at 818 Willow Run Airport, Ypsilanti, Michigan 48198 (hereinafter called "KAL!TTA"). CUSTOMER and KAL!TTA may hereinafter be referred to as (the "Parties").

RECITALS

WHEREAS, CUSTOMER desires that KALITTA perform maintenance services on CUSTOMER's Aircraft and/or Engine as may be designated by CUSTOMER from time to time as set forth in Exhibit l hereto; and

WHEREAS, KALITTA maintains and operates a Federal Aviation Administration approved certified facility (Repair Station with certificate number KOOR718X) for the performance of aircraft and engine inspection, maintenance, modification, overhaul and repair services, and KALITTA is willing to provide the Services (as defined below) on the tenus and conditions as set out below;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants set forth herein, the two parties agree as follows:

1 DEFINITIONS

In this Agreement, unless the context requires otherwise:

1.1 "Acceptance Tests" -means acceptance ground and flight tests performed on the Aircraft by CUSTOMER prior to Redelivery in accordance with the provisions of Article 8.5 and 8.7 hereof.

1.2 "Agreement" -means this Aircraft and/or Engine Maintenance Services Agreement and all schedules, annexes and exhibits hereto as well as all amendments or variation as agreed in writing from time to time by the parties hereto.

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13 "Aircraft" -means the aircraft and installed engines owned by CUSTOMER on which Services are to be performed pursuant to a Work Authorization Form.

1.4 "Delivery" -means the delivery of the Aircraft and/or Engine by CUSTOMER to KALITT A at the Facility.

1.5 "Delivery Date" -means the date of Delivery of an Aircraft and/or Engine by CUSTOMER to KALITTA at the facility.

1.6 "Delivery Receipt" -means a receipt in the form of Exhibit 4 (Aircraft) and Exhibit 6 (Engine) hereto executed by KALITTA and CUSTOMER upon the Delivery of the Aircraft and/or Engine.

1.7 "Engine" -means the engine owned by CUSTOMER on which Services are to be performed pursuant to a Work Authorization Form

1.8 "Engine Test" -means a test performed pursuant to the Pratt & Whitney or General Electric Maintenance Manual.

1.9 "FAA" -means the Federal Aviation Administration of the United States of America, and any successor thereof.

1.10 "Facility"-means KALITTA's facility at OSC, Oscoda, Michigan.

1.11 "FARs" -means any regulations promulgated by the FAA and any successor thereof that are applicable to the provision of the Services.

1.12 "Herein", "hereof, "hereunder", and like te1ms -shall refer to this Agreement, as the same may be amended or supplemented from time to time.

1.13 "Induction Date"-means the date KALITTA will begin the work on the Aircraft and/or Engine as described in Exhibit 1 hereto.

1.14 "Modified Work Scope Services"-means any additional maintenance, modification or other services, other than those described in the Work Authorization Form, requested by CUSTOMER in writing (including e-mail) which, will modify the Work Authorization Form and shall become part of this Agreement.

1.15 "Modification of Work Scope Request" or "MWSR"-means a document in the form of Exhibit 3 for Additional Services, which should be executed by KALITT A and CUSTOMER.

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The MWSR shall memorialize the request by CUSTOMER to amend the Work Authorization Form to include the Additional Services to be performed by KALITTA.

1.16 "Parts"-means all accessories, components, instruments and other equipment, parts and materials required for the performance of the Services (other than engines).

1.17 "Redelivery" -means the redelivery of the Aircraft and/or Engine from KALITTA to CUSTOMER at the Facility at the completion of the Services, in accordance with Article 8 hereof.

1.18 "Redelivery Date"-means the date of Redelivery.

1.19 "Redelivery Receipt" -means a receipt in the form of Exhibit 5 (Aircraft) and Exhibit 7 (Engine) hereto executed by KALITTA and CUSTOMER concurrently with the Redelivery of the Aircraft and/ or Engine.

1.20 "Schedule of Charges" -means the Schedule of Charges for performing the Services and providing Parts as set forth in Exhibit 2 hereto, which shall be executed by the parties hereto prior to the induction of the Aircraft and/or Engine.

1.21 "Services" -means the services to be performed by KALITTA for the Aircraft and/or Engine as set forth in the Work Authorization Form and any MWSRs.

1.22 "Work Authorization Form" -means a document in the form of Exhibit 1 hereto identifying the Aircraft and/or Engine on which Services are to be performed, describing the Services and the man-hours or charges for performing the Services, and setting forth the scheduled Delivery and Redelivery Dates. The form when executed by KALITTA and CUSTOMER shall constitute, in each case, CUSTOMER's authorization for KALITTA to perform the Services on the Aircraft and/or Engine and KALITTA undertaking to do so, in accordance with this Agreement.

2 ENGAGEMENT

2.1 Subject to the terms and conditions of this Agreement, CUSTOMER engages KALITTA to perform the Services and provide Parts in accordance with Kalitta Maintenance Repair Station procedures.

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3 TERMS OF AGREEMENT

3.1 Except as may be otherwise provided herein, this Agreement shall commence as of the date set forth on the first page of this Agreement upon execution hereof by both parties and shall continue in full force and effect for a period of two (2) years after such date, unless earlier terminated by either party in writing. CUSTOMER may elect to extend this Agreement for additional successive terms of one (I) year each, by providing written notice of such election to KALITTA at least sixty (60) days prior to the end of the initial term or any renewal term. KALITT A shall have the right to reject any such renewal or to condition such renewal on a new Schedule of Charges by giving CUSTOMER notice of such rejection or new Schedule of Charges within thirty (30) days after receipt of CUSTOMER's renewal notice. If the parties are unable to agree on the revised charges, this Agreement shall terminate at the expiration of that initial or renewal term.

3.2 CUSTOMER agrees to pay all charges specified on the Schedule of Charges.

4 SCOPE OF THE SERVICES

4.1 Services to be Provided

A. The specific Services to be provided by KALITTA shall be mutually agreed upon between KALITTA and CUSTOMER in the Work Authorization Form. A Work Authorization Form must be executed for each Aircraft and/or Engine on which KALITTA performs Services under this Agreement and must be signed by both parties.

B. The Work Authorization Form may from time to time be amended by additional, alternative, or supplementing services as the parties may agree in writing including email, and memorialize by means of a written Modification of Work Scope Request or "MWSR" in the form of Exhibit 3 hereto, to be executed by authorized representatives of KALITTA and CUSTOMER. Any additional Services which have a schedule impact on the scheduled Redelivery Date shall be mutually agreed and indicated in the applicable MWSR.

C. In the event of any conflict between the general terms and conditions of this Agreement and the specific terms and conditions which have been mutually agreed to by the parties in an executed Work Authorization Form, the terms and conditions contained in the Work Authorization Form shall prevail.

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4.2 Fueling Services

For the purpose of performing maintenance services on the CUSTOMER Aircraft, or for the purpose of permitting the CUSTOMER to return the Aircraft to its base or the location of its choice, Fueling Services may be provided by KALITTA. Fueling Services include the sale and delivery of Fuel to the CUSTOMER. CUSTOMER agrees to purchase, receive and pay for the Fuel for consumption in the CUSTOMER's Aircraft. Fueling Services may also include the defueling of an Aircraft as may be required by applicable maintenance requirements. In the event CUSTOMER elects to have KALITT A provide fueling services the terms and conditions relating to Fueling Services are set forth in the attached Fueling Services Addendum (in the form of Exhibit I 0 hereto) and will become applicable upon execution by the parties, or upon the provision of fueling services by KALITTA.

5 PARTS, MATERIAL, SUPPLIES

5.1 KALITTA -Furnished Parts

Except as otherwise provided in Article 5.2 hereof, KALITTA shall procure and provide all common aircraft and engine hardware parts necessary to perform the Services. All freight and handling charges shall be in accordance with the Schedule of Charges.

5.2 CUSTOMER-Furnished Parts

CUSTOMER will furnish to KALTTTA any Parts required for the performance of the Services ("CUSTOMER-Furnished Parts"), in which case they shall be delivered to KALITTA no later than the scheduled Delivery Date. All parts furnished by CUSTOMER for the routine or stated work appearing in Exhibit I hereto, will be received through OSC Stores Inspection Procedures and placed in a holding area as stated in Article 5.3A hereof. All non-routine parts supplied by CUSTOMER will meet the need by date specified by the Project Manager and conform to the

OSC Inspection Procedures. Any CUSTOMER-furnished non-routine part not delivered to OSC by the need date will be considered a cause to escalate the re-delivery schedule on a day for day slip, predicated on the actual date the part is received in OSC.

Should the CUSTOMER be unable to supply a non-routine part, after stating it would supply the part, CUSTOMER has forty eight (48) hours to notify KALITTA. In the event CUSTOMER fails to notify l(ALJTTA within the forty eight (48) hour period or fails to supply a non-routine

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part, KALITTA may procure the non-routine part and charge CUSTOMER according to the provisions of Exhibit 2 hereto.

CUSTOMER will provide KALITTA with an inventory list of all provided Parts, including, part numbers, descriptions and values in accordance with the provisions of Exhibit 9, hereto.

5.3 Handling, Storage and Disposition of CUSTOMER's Property

A. KALITTA shall provide sufficient hangar space for the Aircraft and/or Engine when required for perfmmance of the Services and sufficient warehouse space for all CUSTOMER-Furnished Parts and/or any of CUSTOMER's property removed from the Aircraft and/or Engine for storage. CUSTOMER-Furnished Parts shall be physically isolated from KALITTA Parts, and KALITTA shall take reasonable precautions to ensure limited access to and provide adequate security for the CUSTOMER-Furnished Parts.

B. CUSTOMER shall be responsible for all the handling, shipping and freight charges incurred for all CUSTOMER-Furnished Parts or property.

C. KALITTA shall return all the unused CUSTOMER-Furnished Parts and property to CUSTOMER at the Redelivery. KALITTA shall arrange, at CUSTOMER's sole expense and risk, for preparation and shipment of such Parts to the locations designated by CUSTOMER. 5.4 Title and Risk of Loss and Damage

During the performance of the Services, title to the Aircraft and/or Engine, any of CUSTOMER's property removed from the Aircraft and/or Engine for storage and all CUSTOMER-Furnished Parts shall at all times remain with CUSTOMER. KALITTA shall bear the risk of direct loss or damage to such Aircraft and/or Engine(s), their parts, its engines, items of CUSTOMER's property or any items of CUSTOMER-Furnished Parts occurring while in the care, custody or control of KALITTA, if any loss or damage is caused by the negligence or willful misconduct of KALITTA or its employees. KALITTA's responsibility and risk for any such loss or damage is limited to actual direct physical loss of or damage to the Aircraft and or Engine, its parts, items of Customer's Property or items of CUSTOMER"Furnished Parts and excluded special, incidental, or consequential damages, as provides for in Article 11.2

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6 REGULATORY REQUIREMENTS

6.1 KALITTA Regulatory Responsibilities

KALITTA shall:

A. at all times meet the technical and operational requirements of an FAA Certified Repair Station authorized to perform the Services and shall maintain an FAR Part 145 Certificate with applicable ratings for performance of the Services;

B. promptly report to CUSTOMER any discrepancies between FAA requirements and KALITTA operations as reported to KALITTA by the FAA;

C. provide CUSTOMER with appropriate records of all maintenance transactions and component and piece part removals, along with the related teardown findings and repair billing information; and

D. be responsible for preparing FAA Form 337, or comparable CUSTOMER supplied documents (E.A. I E.O., etc.), to cover all major repairs and alterations accomplished during the Services; and

It shall be the responsibility of CUSTOMER to supply FAA approved data (acceptable to KALITTA) to cover all alterations, unless otherwise agreed by KALITTA. It shall be the responsibility of KALITTA to supply FAA approved data for all major repairs performed during the Services, unless otherwise agreed, in writing, between KALITTA and CUSTOMER. >

6.2 Classification of Repairs

CUSTOMER shall be required to classify major and minor repairs in accordance with the FAR Part 43 Appendix "A" definition and guidelines, it being understood that KALITTA shall have no obligation to do so for CUSTOMER under this Agreement.

7 OUTSIDE SERVICES

7.1 Use of Subcontracts

KALITTA may have any of the Services performed by subcontractors; provided, that the use of subcontractors shall not create any contractual or agency relationship between CUSTOMER and any such subcontractor. The performance by any subcontractor of any Services shall not relieve KALITTA of any of its obligations to CUSTOMER hereunder

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7.2 Outside Services or Subcontract Services Requirements

Any subcontractor used by KALITTA shall meet one or more of the following provisions as applicable:

A. hold a currently valid FAA Repair Station Certificate issued under Part 145 of the Federal Aviation Regulations, with applicable rating for work to be performed under this Agreement and the specific requirements of FAR 145.2;

B. hold a current valid FAA Repair Station Certificate issued under Part 145 of the Federal Aviation Regulations, with a limited rating for specialized services applicable to the Services performed, and have the related FAA approved process specification listed on its operations specifications;

C. be the manufacturer of the items to be serviced and have attached to each item a maintenance record prepared in accordance with Part 43 of the Federal Aviation Regulations; or

D. be equipped with the necessary tools, facilities, qualified personnel, quality control system, inspection procedures, and technical data to perform the Services; and be listed as an approved vendor for these Services in accordance with KALITTA's FAA approved 145 Repair Station requirements. Services performed by Kalitta under this provision shall be returned to service by Kalitta under its authority.

8 DELIVERY, ACCEPTANCE AND REDELIVERY

8.1 Delivery of the Aircraft and/or Engine

A. CUSTOMER shall deliver the Aircraft and/or Engine designated in the Work Authorization Form to the Facility on or before the Induction Date.

B. In the event of any delay of the scheduled Delivery of the Aircraft and/or Engine by CUSTOMER to the Facility, CUSTOMER shall immediately inform KALITTA of the details of such delay and advise KALITTA of a new scheduled Delivery Date. If the delay has an impact on the scheduled Redelivery Date, both parties shall discuss and mutually agree upon an amendment in the scheduled Redelivery Date specified in the Work Authorization Form.

C. Upon Delivery, KAL!TTA and CUSTOMER shall make a ground inspection of the Aircraft and/or Engine and execute a Delivery Receipt in the form of Exhibit 4 and/or Exhibit 6 hereto.

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D. If defueling is required to accomplish the Services on the Aircraft, CUSTOMER shall be charged for the defueling, storage, re-certification and refueling in accordance with the provisions set forth in the Schedule of Charges in Exhibit 2 hereto.

8.2 Inspections and Tests of Aircraft

KALITTA shall conduct such inspections of the Aircraft and perform such tests as it deems necessary to comply with this Agreement.

8.3 Acceptance Tests by CUSTOMER of Aircraft

A. Upon KALITTA's completion of the Services and ground tests, CUSTOMER may, using CUSTOMER's flight crews and at CUSTOMER's sole risk and expense, perform ground and flight tests ("Acceptance Tests") on the Aircraft. KALITTA shall have the right to have a representative on board during any ground or test flight.

B. All Acceptance Tests which are required by CUSTOMER shall be carried out by CUSTOMER at its own expense (including fuel) and risk, and CUSTOMER shall insure for all risks of loss, damage or liability arising from such Acceptance Tests. CUSTOMER agrees that all provisions of Article 11 and 12 of this Agreement apply to all Acceptance Tests. 8.4 Correction of Discrepancies of Aircraft Upon completion of Acceptance Tests, KALITTA shall promptly correct any defects or discrepancies to the extent attributable to the performance of the Services by KALITTA or its subcontractor, at no additional cost to CUSTOMER. Additional Acceptance Tests may be performed by CUSTOMER at its own expense (including fuel) and risk to inspect KALITTA's correction of such defects or discrepancies.

8.5 Redelivery of the Aircraft

A. Upon completion of the Services by KALITTA and Acceptance Tests by CUSTOMER, KALITTA shall redeliver the Aircraft to CUSTOMER at the Facility. KALITTA and CUSTOMER shall make a ground inspection of the Aircraft and execute a Redelivery Receipt in the form of Exhibit 5 hereto which shall indicate: (I) CUSTOMER's acceptance of the Aircraft and willingness to take redelivery thereof, and

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(2) CUSTOMER's recognition that KAUTTA has performed all Services in compliance with the Work Authorization Form and MWSRs pursuant to this Agreement. B. KALITTA warrants to CUSTOMER that at Redelivery:

(1) The Aircraft's maintenance paperwork shall have received all appropriate entries and where approved by the CUSTOMER, appropriate aircraft log entries made; and

(2) All Services shall have been appropriately documented and shall have been performed in conformance with all applicable FARs, the Operators Maintenance Program, if applicable, and Exhibit 1.

8.6 Inspections and Tests of Engine

KALITTA shall conduct such inspections of the Engine(s) and perform such tests as it deems necessary to comply with this Agreement. CUSTOMER shall have the right, upon providing prior notice to KALITTA, but not the obligation, to observe KALITTA's performance of the inspections and tests and shall have the right, at all reasonable times, upon reasonable advance notice to KALITTA, to inspect the Engine(s), the maintenance records, FAA forms and records and all other documentation pertaining to the Engine(s) or the performance of the Services, provided that CUSTOMER shall not interfere with KALITTA's performance and its obligations under this Agreement.

8.7 Redelivery of the Engine

A. Upon completion of the Services, KALITTA shall redeliver the Engine to CUSTOMER at the Facility together with:

(I) such Engine's relevant Customer-Furnished Documentation, duly up-dated;

(2) all relevant test reports, technical repair reports and/or investigation reports (if any) including any required by the FAA IA Inspector in accordance with A1iicle 6.1 (D) of this Agreement; and

B. Upon receipt of the foregoing, CUSTOMER shall execute a Redelivery Receipt in the form of Exhibit 7 which shall indicate:

(1) CUSTOMER's acceptance of the Engine and willingness to take redelivery thereof, and

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(2) CUSTOMER's recognition that KALITTA has performed all Services in compliance with the Work Authorization Form and MWSRs pursuant to this Agreement. C. KALITTA agrees that all Services shall have been appropriately documented and shall have been performed in conformance with all applicable FARs.

9 CHARGES AND PAYMENTS

9.1 KALITTA charges to CUSTOMER and payment by CUSTOMER for all Services and Parts provided by KALITTA, subcontract services and other charges associated with the performance of the Services, shall be in accordance with the Schedule of Charges.

10 WARRANTIES: AIRCRAFT OR ENGINES

10.1 KALITTA Warranties

KALITTA wan-ants its workmanship performed under this Agreement and agrees to bear the costs required to correct any defect in any Part serviced by KALITTA if the defect in such Part is caused by KALITT A's faulty workmanship, provided:

A. (Aircraft and Pratt & Whitney JT9-D Engines) the defect is discovered within sixty (60) days or one hundred fifty (150) flying hours, whichever occurs first, following completion of the Workscope of the Aircraft, and KALITTA is notified in writing within ten (I0) days of CUSTOMER discovering the defect.

(GE Manufactured Engines) the defect is discovered within one hundred eighty days (180) or one thousand (1000) flying hours, whichever occurs first, following installation of the Engines, and KALITT A is notified in writing within ten (I0) days of CUSTOMER discovering the defect;

B. CUSTOMER demonstrates to the reasonable satisfaction of KALITTA that the defect was due to faulty workmanship by KALITTA, provided that no act or omission by KALITTA shall be deemed to be faulty workmanship unless such act or omission is shown to be contrary to approved technical procedures in effect at the time performed; in the event of a warranty related dispute, both parties will attempt to reach an agreement; if an agreement cannot be reached, a third party expert agreeable to both the parties will be used for arbitration and whose decision will be accepted as final; and

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C. the Aircraft, engine, Part or material is returned to the Facility, at CUSTOMER's expense, together with written particulars as to the nature of the claimed defect or to such other location as may be agreed upon between the parties in writing, and

D. in no event shall KALITTA's liability under this Article exceed the total repair costs already paid by CUSTOMER to KALITTA.

10.2 Warranty Repairs by KALITTA

A. KALITTA's liability under the warranties set forth in Article 10.1 hereto shall be limited to the replacement or repair, at KALITTA's expense, (and subject to the limitations of Article IO.l(d)), of all or any portion of the warranted Services which, in the reasonable discretion of KALITTA, is caused by the defective workmanship of KALITTA, and to the repair or replacement of only those items or Parts which have been serviced by and returned to KALITTA and, while in the reasonable discretion of KALITTA, have suffered damage directly as a result of a defect in KALITTA's warranted Services.

B. KALITTA's obligations under this Article 10.2 shall not extend to CUSTOMER- Furnished or third-party furnished Parts used by KALITTA in the performance of the Services unless and to the extent such parts are found by Kalitta, in its reasonable discretion to be damaged as a direct result of a defect in the warranted Services 10.3 Limitation of Warranties

THE WARRANTIES SET FORTH IN THIS ARTICLE 10 AND THE OBLIGATIONS AND LIABILITIES OF KALITTA UNDER THIS ARTICLE I 0 ARE THE EXCLUSIVE WARRANTIES PROVIDED BY KALITTA UNDER THIS AGREEMENT. KALITTA MAKES NO WARRANTY, EXPRESS, IMPLIED, STATUTORY, OR ORAL OF ANY KIND, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF AIRWORTHINESS, MERCHANTABILITY, OR FITNESS FOR INTENDED USE OR FITNESS FOR A PARTICULAR PURPOSE FOR ANY SERVICES, PARTS OR MATERIALS OR INFORMATION FURNISHED HEREUNDER. KALITTA WILL NOT BE LIABLE FOR ANY INCIDENTAL, SPECIAL, CONSEQUENTIAL, OR RESULTANT DAMAGES OF ANY

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KIND, INCLUDING BUT NOT LIMITED TO THE LOSS OF USE, LOSS OF REVENUE OR PROFIT OR DIMINUTION OF VALUE. CUSTOMER AGREES THAT KALITTA'S SOLE LIABILITY UNDER THIS ARTICLE 10 WILL BE AS PROVIDED IN ARTICLE 10.2 HEREOF.

10.4 CUSTOMER's Warranty Repairs

Unless otherwise agreed in writing by KALITTA, CUSTOMER shall return the Aircraft and/or Engine or defective Parts to KALITTA for all warranty repair or replacement pursuant to Article 10.2 hereof.

10.5 Assignment of Warranties

KALITTA shall assign to CUSTOMER on Parts provided by KALITTA any and all assignable warranties, service life policies and patent indemnities of manufacturers, suppliers and subcontractors other than KALITTA. CUSTOMER shall be solely responsible for enforcement of CUSTOMER's rights under such warranties, service life policies and patent indemnities. Upon CUSTOMER's request, KALITTA shall give notice to any such manufacturers, suppliers and subcontractors of the assignment of such warranties, service life policies and patent indemnities. To the extent warranties are not assignable by KALITTA to CUSTOMER, KALITTA shall endeavor, at CUSTOMER's expense, to enforce its rights under such warranties, service life policies and patent indemnities for the benefit of CUSTOMER.

10.6 Limitation of KALITTA 's Liabilities

KALITT A shall be relieved of all obligations and liabilities under this Article I 0 if:

A. CUSTOMER maintains, operates or permits operation of the Aircraft, engine or Part other than in accordance with the applicable manufacturer's operating and maintenance instructions, or other than in accordance with an approved maintenance program for the Aircraft and/or Engine.

B CUSTOMER accomplishes or has accomplished by agencies other than by KALITTA, the repair or replacement of all or any portion of KALITTA's warranted Services without notifying and obtaining KALITTA's consent in writing.

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C. CUSTOMER accomplishes or has accomplished by agencies other than KALITTA, repairs, alterations, modifications, replacements or overhauls of the Aircraft, engine or Part and if such repair, alteration, modification, replacement or overhaul is determined to be the cause of such defect.

D. The Aircraft, engine or Part is operated subsequent to involvement in an accident (as defined in 49 CFR 803.2) or an incident (as defined in FAA Order 8020.11C Chapter 6.r.) that caused any physical damage to the aircraft and prior to complete repair, if such operation is determined to be the cause of such defect.

E. KALITTA is notified in writing of any defect in KALITTA warranted Services after the expiration of the warranty period set forth in Article 10.1 hereof.

11 RELEASE, INDEMNIFICATION, AND LIABILITY

11.1 Release, Indemnification and Liability by CUSTOMER

A. Except as specifically provided for in Articles 5.4 and ll.IE, each Party will be liable towards the other Party for damage to or loss of property and for the injury to or death of any person caused by the gross negligence or the willful misconduct of its members, its managers, its directors, officers, employees, agents or subcontractors in connection with or as a result of the Services rendered under this Agreement.

B. KALITTA will indemnify, defend and hold harmless CUSTOMER, its members, its managers, its directors, officers, employees, agents and subcontractors from and against all claims of third parties related to damage, including but not limited to the Aircraft, loss, injury or death caused by the gross negligence or the willful misconduct of KALITT A, its members, its managers, its directors, officers, employees, agents or subcontractors.

C. CUSTOMER will indemnify, defend and hold harmless KALITTA, its members, its managers, its directors, officers, employees, agents and subcontractors from and against all claims of third parties related to damages, including but not limited to the Aircraft, including any engines which may be attached, loss, injury or death unless such damage, loss, injury or death is caused by the gross negligence or the willful misconduct of KALITTA, its members, its managers, its directors, officers, employees, agents or subcontractors.

D. The liability and indemnification include all necessary costs, expenses and fees incident thereto, however under no circumstances will the liability in Article 11 include any

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indirect, incidental, special, or consequential or resultant damages, of any kind, including but not limited to, loss of use, loss of profit, loss of revenue or diminution of value, provided, however, that this Article 11.1 D shall not limit any claim KALITTA may have against CUSTOMER for breach of any payment obligation.

E. Each party assumes full responsibility for any and all liability on account of bodily injury to or death of any of its own employees occurring in the course of their employment (unless the bodily injury or death caused by the other party). Each party, with respect to its own employees, accepts full and exclusive liability in the payment of Worker's Compensation or employer's liability insurance premiums and for the payment of all taxes, contributions, or other payments for unemployment compensation or old age benefits, pensions or annuities imposed by any government or agency having jurisdiction.

11.2. Exclusion.

NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR, AND EACH PARTY EXPRESSLY WAIVES AND RELEASES THE OTHER PARTY FROM, ANY CLAIM FOR CONSEQUENTIAL, SPECIAL, INCIDENTAL, CONTINGENT AND/OR INDIRECT DAMAGES OF ANY KIND, INCLUDING, BUT NOT LIMITED TO, LOSS OF USE, LOSS OF REVENUE, LOSS OF PROFITS AND/OR DIMINUTION OF VALUE.

11.3 Survival

The provisions of this Article II shall remain in full force and effect after the expiration or earlier termination of this Agreement. Further, CUSTOMER will require any lessee or future operator of the Aircraft to agree to release and indemnify KALITT A according to the provisions of this Article 11.

11.4 Employee.

Each party represents that it has or will obtain appropriate agreements with its employees or others whose services it may require, sufficient to enable it to comply with all the provisions of this Agreement. KALITTA shall have the sole responsibility for supervision and control of KALITTA's personnel.

12 INSURANCE

12.1 General

Prior to Services being performed and throughout the term of this Agreement, both KALITTA and CUSTOMER shall maintain insurance as required in this Article 12 and shall furnish to the other a certificate from its insurance carriers or insurance brokers confirming such coverage.

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The certificate will be in a form substantially the same as Exhibit 12.1 for CUSTOMER, or II. I for KALITTA, and will include the expiration dates, limits of coverage, additional insured requirements, contractual liability, and insurer's acceptance of all the provisions of this Agreement. All policies of insurance shall be endorsed so that coverage may not be canceled or changed adverse to the interest of the other party, without at least thirty (30) days prior written notice to the Parties.

12.2 Kalitta's Required Insurance. See Exhibit 11.

12.3 Customer's Required Insurance. See Exhibit 12.

12.4 Leased or Sold Aircraft and/or Engine.

In the event the Aircraft is leased or sold within three (3) years of the completion of the Workscope, CUSTOMER will require any LESSEE, subsequent owner or future operator of the Aircraft and/or Engine to maintain insurance coverages as provided for in this Article 12, including, but not limited to, naming KALITTA as an additional insured and waiving subrogation in favor of KALITTA but balance of the three (3) years or until the next major maintenance check/inspection.

13 DEFAULT AND REMEDIES

13.1 Events of Default

Except as otherwise provided in this Agreement, if any one or more of the following events of default (the "Events of Default") shall happen, then this Agreement may be terminated, at the option of the party not in default (provided that the non-defaulting party's option to terminate shall not be deemed an election of remedies):

A. If either party shall fail, in any material respect, in the performance of any of the obligations contained in this Agreement, which failure shall continue uncured for a period of ten (10) calendar days following written notice from the other party, unless the defaulting party provides to the other adequate assurance of its ability to cure such failure within a commercially reasonable time, and thereafter so cures;

B If either party shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent or shall file any petition or answer seeking any reorganization, composition, readjustment, liquidation or similar relief for itself under any present or future statutes, law or regulation of the United States or shall seek or consent to or acquiesce in the appointment of any trustee, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

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C. If any representation or warranty made by any party herein or made in any statement or certificate furnished or required hereunder, or in connection with the execution and delivery of this Agreement proves untrue in any material respect as of the date of the issuance or making thereof.

Notwithstanding the provisions of Article 13.1A, hereof, CUSTOMER shall not be entitled to any notice of default with respect to its obligation to pay invoices under Article 9 hereof and in accordance with the provisions specified in the Terms of Payment set forth in Exhibit 2 hereto.

14 DELAYS

14.1. Excusable Delays

A. KALITTA shall be excused from performance of the Services to the extent that such performance is delayed by change in the scope of Services to be provided, acts or omissions by CUSTOMER to supply agreed data for Aircraft and/or Engine in work the non-availability of Parts not generally anticipated in the performance of the Services on the Aircraft and/or Engine, delays caused by CUSTOMER, such as, but not limited to, the late Delivery of the Aircraft and/or Engine, the delivery of CUSTOMER-Furnished Parts in an unusable or unserviceable condition or in insufficient quantities, mistakes, inaccuracies or other insufficiencies in any data supplied by CUSTOMER and relied upon by KALITTA, delays caused by CUSTOMER Furnished labor and/or CUSTOMER-Furnished maintenance or the late delivery of documents CUSTOMER is required to furnish prior to the performance of the Services or an Act of God, natural hazard and/or disaster or any labor unrest, riot, civil commotion, lockout, national emergency, government intervention, restrictions or requirements, war, acts of foreign enemies or any fire, flood, earthquake, hurricane, tornado or perils of the sea or other perils or any circumstances beyond the control of KALITT A ("Excusable Delays").

B. Notwithstanding, if CUSTOMER is delayed in delivering the Aircraft and/or Engine due to causes beyond CUSTOMER's reasonable control, KALITTA shall, upon Delivery of the Aircraft and/or Engine, use diligent efforts to complete the Services to be performed by the scheduled Redelivery Date and shall, to the extent necessary, request overtime authorization from CUSTOMER's representative or extend the Redelivery Date.

l5 TAXES

15.1 Taxes

A. CUSTOMER shall be solely responsible for paying any and all taxes, exc1ses, duties and assessments (except taxes levied or assessed against KALITTA based on gross or net

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income ("Taxes") arising out of KALITTA's performance of the Services and because the Aircraft and/or Engine is located in Michigan, in any manner levied, assessed or imposed by any government or subdivision or agency having jurisdiction.

B. CUSTOMER shall promptly pay and discharge when due, unless the validity or application to the Services is being contested in good faith, any and all Taxes, together with any interest and penalties, the responsibility and liability for which is assumed by CUSTOMER pursuant hereto. If any such Taxes are levied, assessed or imposed upon KALITTA, KALITTA shall notify CUSTOMER and CUSTOMER shall promptly pay and discharge the Taxes, but upon the written request and at the expense of CUSTOMER, KALITTA shall assist CUSTOMER in contesting the validity or application of such Taxes. If KALITTA receives a refund of all or any part of any Taxes (including, but not limited to, a refund of interest or penalties), the amount refunded to KALITTA shall promptly be remitted to CUSTOMER, less any expenses of KALITTA associated with contesting the validity or application of the Taxes which were not previously reimbursed by CUSTOMER to KALITTA. 15.2 Tax Indemnities

Each party shall defend and indemnify and hold the other harmless from any and all Taxes, charges, interest, penalties and expenses assessed against the other party but which is the responsibility of the indemnifying party pursuant to Article 15.1 hereof.

16 RECORDS

16.1 Record keeping by KALITTA

A. KALITTA shall maintain work records consistent with FAA, and KALITTA policies and procedures and shall provide CUSTOMER reasonable access to such records, for examination and, at CUSTOMER's expense, reproduction, upon reasonable advance request from CUSTOMER.

B. KALITT A shall maintain all records required by the FAA and shall supply to CUSTOMER all data required by CUSTOMER for FAA reports.

C. KALITTA shall supply CUSTOMER with one (1) copy of the records described in this Article 16 upon Redelivery or no later than ten (10) calendar days after Redelivery of the Aircraft and/or Engine to CUSTOMER by KALITTA; provided, however, KALITTA shall supply CUSTOMER with one (I) copy of the records necessary or advisable for the operation of the Aircraft and/or Engine upon Redelivery.

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KALITTA shall provide CUSTOMER with man-hour runs with respect toT & M items three (3) times per week.

16.2 Aircraft and/or Engine Maintenance Records

A. KALITT A shall record all maintenance entries m accordance with Kalitta Maintenance Repair Station procedures and applicable FARs.

B. CUSTOMER shall furnish to KALITTA all applicable Aircraft and/or Engine records, manuals and forms necessary for KALITTA's performance of the Services. It is the responsibility of CUSTOMER to supply current revisions of CUSTOMER's manuals held by KALITTA.

17 NON-LIABILITY OF INDIVIDUALS

17.1 Non-Liability

No director, officer, agent or employee of either party shall be charged personally or held contractually liable by or to the other party under any term or provision of this Agreement or any supplement, modification, or amendment to this Agreement or because of any breach thereof or because of its execution or attempted execution.

18 CUSTOMER'S REPRESENTATIVES

18.1 On-Site Representatives

A. During the period the Aircraft and or Engine is in the Facility, CUSTOMER shall assign and designate, in writing, one or more person (the "On-Site Representative") to oversee KALITTA performance of the Services. The On-Site Representative shall have the authority to execute or authorize any MWSRs, overtime, Part requisitions, purchase orders and accept performance of the Services to be performed pursuant to the Work Authorization Form. All MWSRs executed by the On-Site Representative shall be for the account of CUSTOMER.

B. KALITTA shall provide the CUSTOMER's On-Site Representative(s) with an appropriately furnished office at the Facility. The CUSTOMER's On-Site Representative(s) shall have access to telephone, facsimile machine and photocopier as required. All long distance telephone calls and facsimile, living and traveling expenses, taxes, levies and other costs incurred by the On-Site Representative(s) shall be for the account of CUSTOMER.

19 NON-DISCLOSURE/NON-SOLICITATION

19.1 Non-Disclosure

The parties recognize that, in order for KALITT A to be able to perform the Services under this Agreement, it may be necessary for CUSTOMER or one or more of its affiliates or

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representatives to provide to KALITTA engineering and other technical data, drawings and other information that are confidential and proprietary to CUSTOMER (the "Confidential Infonnation"). KALITTA (a) shall not disclose any of the Confidential Information to any person or entity except as necessary for the performance of the Services, and (b) shall not use any of the Confidential Information in any manner or for any purpose other than for the performance of the Services. The term "Confidential Information" does not include data, drawings or information that are a matter of public record.

19.2 Non-Solicitation

CUSTOMER and/or any affiliate of CUSTOMER shall not recruit, solicit, or employ and KALITTA employee, directly or indirectly, during the term of this Agreement and for a period of one (1) year following the termination of this Agreement, or the date of the last maintenance performed pursuant to this Agreement, whichever occurs last, without the prior written approval of KALITTA.

20 MISCELLANEOUS

20.1 Notices

All notices, approvals, requests, consents and other communications given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given when received if hand-delivered, sent by facsimile, by courier service or by United States certified or registered mail, addressed as follows:

If to KALITTA:

KALITTA AIR, LLC
818 Willow Run Airport
Ypsilanti, MI 48198
Attn: Comad Kalitta
Fax: (734) 544-5008
Email: kertman@kalittaair.com

With a copy to:
Kelsey Law Group
2395 S. Huron Parkway, Ste. 200
Ann Arbor, MI 48104
Attn: George Kelsey
Email: gkelsey@kelseylaw.com	If to CUSTOMER Baltia Air Lines, Inc. JFK International Airport Terminal4, Room 263.047 Jamaica, NY 11430 Attn: Igor Dmitrowsky Fax: 203-840-3241 Email: baltia@juno.com or to such other persons or addresses as may be specified by either party in writing.

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20.2 Assignment

This Agreement shall inure to the benefit of and be binding upon each of the parties and their respective successors and assigns, but neither the rights nor the duties of either party under this Agreement may be voluntarily assigned, in whole or in part, without the prior written consent of the other party, which consent shall not be unreasonably withheld.

20.3 Article Headings and Captions

All Article headings and captions used in this Agreement are for convenient reference and shall not affect the interpretation of this Agreement.

20.4 Exhibits

All Exhibits described in this Agreement shall be deemed to be incorporated herein and made a part of this Agreement.

20.5 Applicable Law, Jurisdiction and Venue

This Agreement will be governed and interpreted by Michigan law. Any lawsuit arising either directly or indirectly out of this Agreement, will be litigated in the Circuit Court for Washenaw County, Michigan, or if original jurisdiction can be established, in the United States District Court for the Eastern District of Michigan.

Each Party shall be responsible for all associated costs related to acquiring and retention of their respective legal counsel.

20.6 Amendments

Except as otherwise specifically provided, this Agreement shall not be modified except by written agreement signed on behalf of CUSTOMER and KALITTA by their respective authorized representatives.

20.7 Entire Agreement

This Agreement supersedes all prior understandings, representations, negotiations and correspondence between the parties and constitutes the entire Agreement between the parties with respect to the transaction contemplated herein and shall not in any manner be supplemented, amended or modified by any course of dealing, course of performance or usage of trade or by

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any other means except executed in writing on behalf of the parties by their duly authorized officers.

20.8 Legality of Provisions

If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

20.9 No Waiver

The failure of either party at any time to require performance by the other of any provision of this Agreement shall in no way affect that party's right thereafter to enforce such provisions, nor shall the waiver of either party of any breach of any provision of this Agreement be taken or held to be a waiver of any further breach of the same provision or any other provision.

20.10 Third Party Beneficiaries.

A. The parties hereby designate the indemnified parties as third party beneficiaries of the indemnification provisions of this Agreement.

B. Except as provided in Article 20.2 the parties do not confer any rights or remedies upon any person other than the parties to this Agreement and their respective successors and permitted assigns.

LEFT INTENTIONALLY BLANK

Signature page to follow

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Executed as of the date first set forth above, by the duly authorized representatives of CUSTOMER and KALITTA.

BALTIA AIR LINES INC.

By: /signed/
Name: IGOR DMITROWSKY
Title: PRESIDENT

KALITTA AIR, LLC d/b/a KALITTA MAINTENANCE

By /signed/
Name: D. NOLAN DEC 05 2013
Title: DIRECTOR OF HVY MX